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                                                                      EXHIBIT 23

                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
NTN Communications, Inc.:


We consent to incorporation by reference in the Registration Statement (No.s 333-17247 and 333-12777) on Form S-8 and in the Registration Statement (No.s 333-40625, 333-14129, 33-42350, 33-77826, 33-97780, 33-64417 and 333-03805) on
Form S-3 of NTN Communications, Inc. of our report dated April 10, 1998, relating to the consolidated balance sheets of NTN Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedule, which report appears in the December 31, 1997 Annual Report on Form 10-K of NTN Communications, Inc.


San Diego, California
April 15, 1998